LEASE AGREEMENT

THIS AGREEMENT, entered into this 26 day of April, 2000, between Fortin, Leavy, Skiles a general partnership (hereinafter collectively called "Lessor" or "Landlord") and Gateway Strategies, Inc., a Florida Corporation, (hereinafter called the "Lessee" or "Tenant").

RECITALS

1. Lessor is the sole owner of the premises described below and desires to lease said premises to a suitable Lessee for business purposes.

2. Lessee desires to lease the premises for the purpose of operating a business office.

3. The parties desire to enter into a lease agreement defining their rights, duties and liabilities relating to the premises.

In consideration of the mutual covenants contained herein, the parties agree as follows:

SECTION ONE

DESCRIPTION OF PREMISES

The Lessor hereby leases to the Lessee and the Lessee hereby leases from the Lessor the following described property, (sometimes hereinafter referred to as the "Leased Premises" or "Demised Premises") to wit:

Space comprised of approximately 4540 rentable sq. ft. The Leased Premises being located at 184 N.E. 168th Street, North Miami Beach, Florida, 33162. **The Premises are identified by the sketch attached hereto as Exhibit A.**

SECTION TWO

TERM

Lessor demises the above premises for a term of sixty months (60) months commencing on May 1, 2000, and terminating on April 30, 2005, on the terms and conditions as set forth herein.

SECTION THREE

RENT

Lessee hereby covenants and agrees to pay Lessor, together with any and all sales and use taxes levied upon the use and/or occupancy of the leased premises, an Annual Rent (exclusive of sales and/or use and subject to adjustment as hereinafter provided) of **sixty three thousand five hundred sixty and 00/100 ($63,560.00)** in equal monthly installments payable in advance on the 1st day of each and every month of the term, the sum of **Five thousand Two Hundred Ninety Six and 67/100 ($5,296.67)**. Lessee shall also pay at the same times and places as the rent installments, such Florida State Sales Tax and such other applicable taxes, other than income taxes and taxes of a similar nature, due on rentals, either city, state, county and Federal as may be in effect from time to time. Rent shall be paid to Lessor at the following address: c/o Fortin, Leavy, Skiles 180 N.E. 168th Street, North Miami Beach, Florida 33162.

During the term of this Lease, the Annual Base Rent will be adjusted annually in the manner set forth in Section 21. Lessor may charge Lessee a late charge of One Hundred Fifty Dollars and 00/100 ($150.00) for each rental payment which is not received by Lessor within ten (10) days of the due date.

Notwithstanding the above, Tenant shall not be required to pay rent for the first month of the Lease term (May,2000) and shall only be required to pay $2,648.34 for the second month of the Lease term (June, 2000).

Landlord's Initials ______ Tenant's Initials ______

SECTION FOUR

SECURITY DEPOSIT

The sum of **Twenty Two Thousand Five Hundred Sixty Three and 80/100 ($22,563.80)** will serve as security deposit for the above mentioned leased premises and is due and payable upon execution of this lease. Said deposit may be used by Lessor to cure any default hereunder including repair of damage to the premises, normal wear and tear expected, otherwise the deposit or the balance of the deposit will be returned to Lessee after termination of the lease.

SECTION FIVE

USE AND POSSESSION

The Lessee covenants that the leased premises are to be used for the purpose of operating a business office, **including, but not limited to, operating Internet server computers in order to design and host sites on the World Wide Web, e-commerce sites, and to provide similar Internet-related services** and for no other purpose without the prior written consent of Lessor. Lessee's business activities shall at all times comply with the zoning regulations of North Miami Beach.

SECTION SIX

SURRENDER OF PREMISES

At the expiration of the lease term, Lessee shall surrender the demised premises in the same condition as they were received, reasonable were and tear expected, and shall surrender all keys to Lessor. Upon expiration of the lease term, Lessee shall repair any damage to the demised premises caused by Lessee's vacating the premises and shall leave the premises in a broom clean condition on or before the last day of the lease term.

SECTION SEVEN

RIGHT OF ENTRY

Lessor or its agent shall have the right to enter the demised premises at all reasonable times **and during normal business hours**, to examine the same and to show them to prospective purchasers or lessees; **provided, however, Lessor shall not show the Leased Premises to prospective lessees prior to four months before the end of the term of this Lease or after Lessee shall have renewed or extended this Lease.** If Lessee shall not be personally present to open or permit any entry into the demised premises when such an entry shall be necessary by reason of an emergency, Lessor or its agent may enter the same without rendering Lessor or its agent liable therefore and without any manner affecting the obligations and covenants of this lease.

SECTION EIGHT

ALTERATIONS, ADDITIONS AND IMPROVEMENTS

Lessee shall not make or cause to be made any alterations, additions or improvements to the leased premises or any part thereof without the written consent of Lessor which consent shall not be unreasonably withheld. In the event Lessor consents to the proposed alterations, additions or improvements, the same shall be at Lessee's sole cost and expense. Lessee shall hold Lessor harmless for any claims, damages or expense relating to or arising therefrom. Any such alterations, additions or improvements shall be made at such times and in such manner as not to unreasonably interfere with the occupation, use and enjoyment of the remainder of the building by the other tenants thereof. If

required by Lessor, such alterations shall be removed by Lessee at the termination of the term of this lease or sooner, and Lessee shall repair damage to the premises caused by such removal, all at Lessee's cost and expense.

a. **Lessor acknowledges that it has approved Lessee's preliminary plans for the build-out of the Leased Premises, attached hereto as exhibit B, which Lessee shall perform at Lessee's sole expense except as expressly proved herein.**

b. **Lessee may install outside of the Building at Lessee's sole expense (except as expressly provided herein) an emergency generator (the "Generator") that will supply electricity to the Leased Premises in the event of a cut off of electric service to the Building. As an accommodation to Lessor, Lessee shall cause the Generator to provide electricity to the other suites in the Building on the same basis as it provides to the Leased Premises; provided, however, that Lessee makes no representations or warranties as to the adequacy or appropriateness of the electric service provided by the Generator and Lessee shall have no responsibility for any loss or damage suffered by any person or property respecting the Generator, its use, or the electric power supplied or not supplied by the Generator. At the expiration or sooner termination of this Lease and any renewal and/or extension hereof, upon vacation of the Leased Premises by Lessee, the Generator shall become the property of Landlord and shall be left at the Building.**

SECTION NINE

WAIVER OF CLAIMS

Lessee agrees that Lessor, its agents, employees and servants shall not be liable for and Lessee hereby expressly waives all claims against Lessor, its agents, employees and servants for injury to person or damage to property sustained by Lessee or any other person occurring in or about the leased premises, other than that which was occasioned solely by the negligence of Lessor, its agents, servants and/or employees. All property of Lessee kept or stored at the leased premises shall be so kept or stored at the sole risk of Lessee and Lessee shall hold Lessor harmless from any claims arising out of damage to same, including subrogation claims by Lessee's or Lessor's insurance carrier. Lessee shall immediately notify Lessor of any casualty or accidents occurring on or about the leased premises.

SECTION TEN

INDEMNIFICATION

Lessee agrees to indemnify and save Lessor harmless from and against any and all loss, damage, claims, demands, liability or expense by reason of damage to personal property or injury to person which may arise or be claimed to have arisen as a result of the occupancy or use or the Leased Premises by Lessee or by reason thereof or in connection therewith, or in any way arising on account of any injury to person or damage caused to any property on or in the leased premises, providing, however, that Lessee shall not indemnify as to the loss or damage resulting from the negligence of Lessor.

SECTION ELEVEN

INSURANCE

Lessee covenants and agrees to provide on or before the commencement of the term and to keep in force during the entire term of this Lease:

a) Comprehensive general liability insurance for the mutual benefit of Lessor and Lessee relating to the leased premises in an amount of not less than One Million ($1,000,000.00) Dollars in respect of property damage, which insurance shall name Lessor as an additional insured;

b) Fire and extended coverage, vandalism, malicious mischief and special extended coverage insurance in an amount adequate to cover the cost of replacement for all equipment, declaration, contents and personal property therein.

Each party agrees to obtain a waiver of subrogation from such party's insurer in favor of the other party and concurrently each party agrees to release the other party from any claim insured under any policy of insurance.

SECTION TWELVE

UTILITIES AND SERVICES

Lessee shall pay for and shall be solely responsible for all charges imposed by the local utility for the consumption of electricity on the leased premises and Lessee shall make arrangements with Florida Power and Light to have all bills for the consumption of electricity on the premises to be issued in its own name.

Lessee shall make arrangements for and pay for janitorial services for the regular cleaning of the leased premises and the removal of trash therefrom. The janitorial service shall include the regular changing of filters for the air conditioning system.

Additionally, Lessor shall provide a reasonable amount of free parking for Lessee's employees and visitors in the parking area which is adjacent to the leased premises.

SECTION THIRTEEN

MAINTENANCE

Lessee shall, at its sole expense, maintain, repair and replace if necessary, due to damages caused by the Lessee, wall and floor coverings, ceiling tiles and partitions, and maintain his demised space at all times in a first class condition and state of repair. If Lessee fails to maintain and/or repair the leased premises as required herein, to the reasonable satisfaction of Lessor, within fifteen (15) days after written notice from Lessor, Lessor may, in addition to other legal remedies, accomplish such work. Lessee shall pay Lessor, as additional rent, within seven (7) days after written demand from Lessor, its costs for making such repairs, including reasonable charges for its supervision.

Lessor, at its expense, shall maintain the heating and air conditioning for the leased premises in good working condition throughout the term of this lease with the exception of the routine changing of filters which shall be the responsibility of the Lessee herein. In addition, Lessor shall maintain the structural components of the building to include the roof, exterior walls and foundation. Lessor is under no obligation to inspect the premises to find defects. Lessee will at once report to Lessor any defective condition known to Lessee which Lessor is required to repair. Failure of the Lessee to report such known defective conditions shall relieve Lessor of its obligation to make repairs.

SECTION FOURTEEN

SALES AND USE TAX

Lessee shall pay on or before the last date when payment may be made without penalty or interest, all sales and use taxes and all other taxes, assessments or governmental charges that may be imposed on or arise in connection with the use or occupation of the demised premises or any portion thereof.

SECTION FIFTEEN

DEFAULT OR BREACH

Each of the following events shall constitute a default or breach of this lease by Lessee;

a. If Lessee, while in possession, shall file a petition in bankruptcy or insolvency or for reorganization under any bankruptcy act, or shall voluntarily take advantage of any such act by answer or otherwise, or shall make an assignment for the benefit of creditors.

b. If involuntary proceedings under any bankruptcy law or insolvency act shall be instituted against Lessee, or if a receiver or trustee shall be appointed of all or substantially all of the property of Lessee and such proceedings shall not be dismissed or the receivership or trusteeship vacated within sixty (60) days after the institution of appointment of a receiver or Trustee.

c. If Lessee shall fail to pay Lessor any rent or additional rent when the rent shall become due **after ten (10) day's grace** and shall not make the payment within three (3) days after written notice thereof by Lessor to Lessee.

d. If Lessee shall fail to perform or comply with any of the conditions of this Lease and if the non-performance shall continue for a period of ten (10) days after written notice thereof by Lessor to Lessee or, if the performance cannot be reasonably had within the ten (10) day period, Lessee shall not in good faith have commenced performance within the ten (10) day period and shall not diligently proceed to completion or performance.

e. If Lessee shall vacate or abandon the demised premises **after commencement of Lessee's operation at the Leased Premises; provided however, that no vacation or abandonment shall constitute an event of default if Lessee continues to pay to Lessor rent and all other sums coming due to Lessor under this Lease.**

f. If this Lease or the estate of Lessee hereunder shall be transferred to or shall pass to or devolve on any other person or party, except in the manner herein permitted.

g. If the Lessee shall cause any lien, claim, or encumbrance to be placed against the subject property, which is not released or discharged by the Lessee within ten (10) days thereof or the Lessee shall not in good faith commence a proceeding to contest such lien, claim or encumbrance within ten (10) days.

h. If the Lessee shall engage in any use not permitted or allowed by the zoning regulations of the city of North Miami Beach.

SECTION SIXTEEN

EFFECT OF DEFAULT

Failure of the Lessee to comply with the terms of this Lease shall, at the option of the Lessor, work a forfeiture of this Lease and all of the rights of the Lessee hereunder, and thereupon the Lessor, his agents or attorneys shall, in addition to all other rights provided by law, shall have the right to enter said premises and remove all persons and property therefrom **by legal process.**

SECTION SEVENTEEN

DESTRUCTION OF PREMISES

In the event of a partial destruction of the premises during the term due to fire only, Lessor shall forthwith repair the same, provided the repairs can be made within sixty (60) days under the laws and regulations of applicable governmental authorities. Any other partial destruction shall neither annul nor void this lease, except that Lessee shall be entitled to a proportionate reduction of rent while the repairs are being made, any proportionate reduction being based on the extent to which the making of repairs shall interfere with the business carried on by the Lessee in the premises. **Lessee shall be entitled to a full rental abatement for any period in which partial destruction of the Leased Premises leaves less useable space than is reasonably necessary for Lessee to operate its business.** If the repairs cannot be made in the specified time, Lessee may, at Lessee's option, either extend the time for Lessor to make the repairs or cancel the remaining term of this lease.

SECTION EIGHTEEN

CONDEMNATION

Rights and duties in the event of condemnation are as follows:

a) If the whole of the demised premises shall be taken or condemned by any competent authority for any public or quasi-public use or purpose, this lease shall cease and terminate as of the date on which title shall vest thereby in that authority, and the rent reserved hereunder shall be apportioned and paid up to that date.

b) If only a portion of the demised premises shall be taken or condemned, this lease and the terms shall not cease or terminate, but the rent payable after the date on which Lessee shall be required to possession of such portion shall be reduced in proportion to the decreased use suffered by Lessee. **Lessee shall be entitled to a full rental abatement for any period in which partial destruction of the Leased Premises leaves less useable space than is reasonably necessary for Lessee to operate its business.**

SECTION NINETEEN

NOTICE

All notice to be given with respect to this lease shall be in writing. Each notice shall be sent by registered or certified mail, postage prepaid and return receipt requested, to the party to be notified at the address set forth herein or at such other address as either party may from time to time designate in writing.

Notice to the Lessor shall be furnished at the following address:

Carl Skiles
Fortin, Leavy, Skiles
180 N.E. 168 Street
North Miami Beach, Florida 33162

Notice to the Lessee shall be furnished at the following address:

Gateway Strategies
184 N.E. 168 Street
North Miami Beach, Florida 33162

Until Lessee commences its business at the Premises, any notices to Lessee shall be delivered to Tenant at 16855 NE 2nd Avenue, Suite 302A, North Miami Beach, Florida 33162, or at such other place as Lessee may from time to time designate in writing.

SECTION TWENTY

SURRENDER OF POSSESSION

Lessee shall, on the last day of the term, or on earlier termination and forfeiture of the Lease, peaceably and quietly surrender and deliver the demised premises to Lessor.

SECTION TWENTY-ONE

INCREASE OF RENT

The base rent as provided in Section Three of the Lease shall, at the commencement of the second lease year of the term and each year thereafter shall increase five percent (5%) over the prior years base rental. The increase in base rent as herein stated shall be exclusive of all other obligations of Lessee hereunder.

SECTION TWENTY-TWO

ATTORNEY'S FEES AND EXPENSES

The parties agree that in the event of litigation arising out of this Lease after execution hereof, the prevailing party shall be entitled to recover all reasonable attorneys fees and expenses necessitated thereby.

SECTION TWENTY-THREE

SUBLETTING OR ASSIGNMENT

Lessee may not sell, assign and/or transfer this Lease and/or license or sublet all or any portion of the demises premises to any person, firm or corporation without Lessors' prior written consent, **which consent shall not be unreasonably delayed or withheld**. Such subletting or assignment shall not release Lessee from its obligations under this Lease.

SECTION TWENTY-FOUR

QUIET ENJOYMENT

Lessor warrants that Lessee shall be granted peaceable and quiet enjoyment of the demised premises free from any eviction or interference by Lessor if Lessee pays the rent and other charges provided herein, and otherwise fully and punctually performs the terms and conditions imposed on the Lessee.

SECTION TWENTY-FIVE

APPLICABLE LAW

This agreement shall be governed by and construed in accordance with the laws of the state of Florida.

Landlord's Initials ____ Tenant's Initials ____

SECTION TWENTY-SIX

WAIVER

The failure of the Lessor in one or more instances to insist upon strict performance or observance of one or more of the covenants or conditions hereof or to exercise any remedy, privilege or option herein conferred upon or reserved to the Lessor, shall not operate or be construed as a relinquishment or waiver for the future of such covenant or condition or of the right to enforce the same or to exercise such privilege, option, or remedy, but the same shall continue in full force and effect.

SECTION TWENTY-SEVEN

OPERATING EXPENSE ADJUSTMENTS

During the term of this Lease, Lessee shall pay to Lessor its proportionate share of any increases in the real estate taxes including assessments of special taxing districts and/or cost of insuring the building to the Landlord over the prior year using 2000 as the base year. Such proportionate share shall be determined by multiplying the amount of the increase by a fraction, the numerator of which shall be the square footage of the leased premises and the denominator of which shall be the total gross leasable square footage of the entire building within which the lease premises are located. Payment of Lessee's proportionate share of any increase shall be due within thirty (30) days of the presentation by the Lessor to the Lessee of a written statement reflecting the increase.

SECTION TWENTY-EIGHT

Intentionally Deleted

SECTION TWENTY-NINE

BROKER

Lessee covenants, warrants and represents that no broker was instrumental in consummating this lease, other than Larkin Schmidt Weidenbaum CRE, whose commission will be paid by the Lessor, and that no conversations or negotiations were had with any other Broker concerning the renting of the demised premises. Lessee agrees to hold Lessor harmless from and against, and agrees to defend at its own cost and expense, any and all claims for a brokerage commission by Lessee with any other brokers.

SECTION THIRTY

TENANT IMPROVEMENTS

Tenant accepts the Premises in "as-is" condition

SECTION THIRTY-ONE

PRIOR OCCUPANCY

If Lessee, with Lessor's consent, occupies the lease premises prior to the beginning of the Lease Term specified in Section 2 of the Lease, all provisions of the Lease shall be in full force and effect commencing upon such occupancy and rent for such period shall be paid by Lessee at the same rate specified in the Lease.

Landlord's Initials ________ Tenant's Initials ________

SECTION THIRTY-TWO

OPTION TO RENEW

Lessor hereby grants Lessee the option to renew ("Renewal Option") the Term of this Lease for one (1) additional term of five years ("Renewal Term") commencing as of the date immediately following the lease expiration date. Such Renewal Option is subject to the terms, provisions, covenants, and conditions hereinafter set forth in this section.

Lessee shall give Lessor written notice ("Renewal Notice") of Lessee's election to exercise its Renewal Option no later than one hundred twenty (120) days prior to the lease expiration date.

Lessee shall be deemed to have accepted the Lease Premises in "as is" condition as of the commencement of the Renewal Term, subject to any repair and maintenance obligations of Lessor under this Lease, it being understood and agreed that Lessor shall have no additional obligation to renovate or remodel the Premises or any portion of the Building as a result of Lessee's renewal of this Lease.

The terms, provisions, covenants and conditions of this Lease in force during the original term, as the same may be modified from time to time, including those providing for annual increases in rent and payment of Lessee's proportionate share of increased real estate tax and insurance costs, shall continue to be in effect during the Renewal Term, except that the lease expiration date shall become the date which is the number of years of the Renewal Term after the original lease expiration date.

IN WITNESS WHEREOF, the parties have hereto executed this lease on the dates indicated.

Lessor:

FORTIN, LEAVY SKILES, a Florida ~~Limited~~ General Partnership

____

Renée Fusson

By: ______________________
Carl Skiles

Lessee:

GATEWAY STRATEGIES, INC.

Witness: ______________________
Carla Bryens

Witness: ______________________
Adrianna deFalco

By: ______________________, President
Patrick Davies, President

Landlord's Initials ______ Tenant's Initials ______

ADDENDUM TO LEASE

THIS ADDENDUM TO LEASE (the "Addendum") is made and entered into as of the 23 **day of June, 2000, by and between Fortin, Leavy Skiles (the "Lessor"), and Gateway Strategies, Inc. ("Lessee"), with respect to that certain Lease dated April 26, 2000 (the "Lease"), whereby Lessor leased to Lessee, and Lessee leased from Lessor, the Premises, as defined in the Lease.**

Except as amended and modified by this Addendum, all of the terms, covenants, conditions and agreements of the Lease shall remain in full force and effect. In the event of any conflict between the provisions of the Lease and the provisions of this Addendum, this Addendum shall control.

1. **Lease Term:** Notwithstanding Section Two of the Lease, the Lease Term shall commence on July 1, 2000 and the Lease shall terminate on June 30, 2005

2. **Rental Abatement:** Notwithstanding Section Three of the Lease, Lessee shall not be required to pay rent for the first month of the Lease Term (July, 2000) and shall only be required to pay $1,324.17 for the second month of the Lease Term (August, 2000).

3. **Early Occupancy:** Lessee shall be allowed to occupy the Premises, prior to the commencement date as set forth above, on June 21, 2000. All the provisions of the Lease shall be in full force and effect commencing upon such occupancy with the exception of rent which shall not be charged to Lessee (for the period June 21, 2000 – June 30, 2000).

In Witness whereof, Lessor and Lessee have executed this Addendum as of the day and year first above written.

Witnesses:

[signature]

[signature]

[signature]

[signature]

Lessor: **Fortin, Leavy Skiles** Partnership

By: [signature: Carl L Skiles]
Carl Skiles 6/23/00

Lessee: **Gateway Strategies, Inc.**

By: [signature]
Patrick Davies, President